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                                                                  EXHIBIT 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 24, 1998 which appears on page 31 of the fiscal 1998 Annual Report to Shareholders of Puma Technology, Inc., which is incorporated by reference in Puma Technolgy Inc.'s Annual Report on Form 10-K for the year ended July 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 26 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading: "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, California
December 15, 1998